UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 7, 2002 (September 30, 2002)

AMERICAN TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24248	87-0361799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13114 Evening Creek Drive South, San Diego, CA		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(858) 679-2114

Item 5.    Other Events and Regulation FD Disclosure.

On September 30, 2002 the Company sold for cash in a private offering an aggregate of $1,500,000 of 8% Senior Secured Promissory Notes due December 31, 2003 (the “Notes”) to accredited investors. The principal and interest amount of each Note is payable to the Note holder as follows: (a) a quarterly payment of interest only is due on the first business day following the end of each calendar quarter with the first payment due January 2, 2003 and (b) a one-time payment of all outstanding principal plus accrued but unpaid interest is due on December 31, 2003 unless sooner accelerated pursuant to the terms of the Notes.

The Notes are secured by certain assets of the Company pursuant to a Security Agreement between the Company and the Note holders dated September 30, 2002. The Notes are senior in priority to all other indebtedness of the Company other than (i) amounts owed to equipment lessors pursuant to equipment lease lines approved by the Company’s Board of Directors, (ii) all obligations and liabilities in connection with the lease of real property, (iii) all other current and future indebtedness which the holders of more than 50% of the aggregate principal amount of the Notes agree in writing shall be senior to the Notes and (iv) all modifications, renewals, extensions and refundings of indebtedness, liabilities or obligations of the kind described in any of the preceding clauses.

The Notes may be redeemed by the Company at any time at the Company’s option. The Notes are also subject to mandatory redemption upon the closing of a sale of securities by the Company involving equity securities in an amount exceeding $3,000,000. If the Notes are redeemed on or prior to December 31, 2002, the Company will pay to the Holders (i) the outstanding principal on the Notes, or the portion of the Notes to be redeemed, plus (ii) accrued but unpaid interest on the redeemed portion of the Notes through December 31, 2002, plus (iii) an amount equal to two (2) months’ interest on the redeemed portion of the Notes. If the Notes are redeemed after December 31, 2002, the Company will pay to the Holders (i) the outstanding principal on the Notes, or the portion of the Notes to be redeemed, plus (ii) accrued but unpaid interest on the redeemed portion of the Notes through the date of redemption, plus (iii) an amount equal to two (2) months’ interest on the redeemed portion of the Notes.

The securities were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption provided by Section 4(2) thereunder and/or Regulation D. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

The proceeds from the sale of the Notes are being applied for working capital and for general marketing and corporate expenses.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This Form 8-K is being filed pursuant to and in accordance with Rule 135c under the Act.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits

(c)  Exhibits.

4.1    Form of 8% Senior Secured Promissory Note

4.2    Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

By: /s/    ELWOOD G. NORRIS

Elwood G. Norris
Chief Executive Officer

Date: October 7, 2002